UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street, Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2018, Howard Bank (“Howard Bank”), a wholly owned subsidiary of Howard Bancorp, Inc. (“Howard”), entered into a Separation Agreement and General Release (the “Separation Agreement”), with Robert A. Altieri, the Executive Vice President of Howard and the President of the Mortgage Banking Division of Howard Bank. Pursuant to the terms of the Separation Agreement, (i) Mr. Altieri’s employment with Howard Bank terminates, effective July 2, 2018, (ii) Mr. Altieri will receive a lump sum amount of $324,600.67, with respect to his incentive compensation accrued during 2017, (iii) Mr. Altieri will receive salary continuation payments in an aggregate amount of up to $635,405.81, to be paid on each of Howard Bank’s regular payroll date commencing on January 18, 2019 and (iv) all issued stock awards, including restricted stock units of Howard, will vest immediately upon the date of termination, in accordance with Mr. Altieri’s Amended and Restated Executive Employment Agreement, dated January 31, 2018, with Howard Bank. The Settlement Agreement also contains a release by Mr. Altieri of any claims against Howard Bank and certain other related parties (including Howard) arising from or relating to his employment and customary confidentiality and non-disparagement covenants. Mr. Altieri may revoke the Separation Agreement for a period of seven days following its execution, after which time it will become effective.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and General Release, dated June 15, 2018, by and between Robert A. Altieri and Howard Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated: June 15, 2018

	By:	/s/ George C. Coffman
Name: George C. Coffman Title: Executive Vice President and Chief Financial Officer